EXHIBIT 99.1


         TAG-IT PACIFIC, INC. CHANGES NAME TO TALON INTERNATIONAL, INC.

                    TRADING SYMBOL TO CHANGE FROM TAG TO TLN

WOODLAND HILLS, CALIF.-- JULY 20, 2007 -- Tag-It Pacific, Inc. (AMEX:TAG) announced that effective today its name has changed from Tag-It Pacific, Inc. to Talon International, Inc., and effective at the open of business on Monday, July 23, 2007, its American Stock Exchange symbol will change from TAG to TLN.

"Adopting the name of our key brand reflects our core marketing strategy to capitalize on the dramatic growth opportunities in the $7 billion international zipper market," said Stephen Forte, chief executive officer of Talon International. "Talon(R) is recognized as the world's original zipper, and its history of more than a century of quality and innovation is known throughout the industry."

Talon International offers a full line of metal and synthetic zippers under the Talon(R) brand name and markets these worldwide through the company's owned offices, as well as through agents, distributors and affiliates in numerous international markets. In addition to the Talon brand zippers, the company also provides a fully integrated single-source trim solution to apparel brands. With its history of leading trim design and manufacturing expertise, the company produces custom woven, leather, synthetic, embroidered and novelty labels and tapes for a wide range of apparel products. Under its Tekfit brand the company distributes a proprietary stretch waistband that allows pant manufacturers to build-in a stretch factor into standard waistbands without altering the appearance of the garment. Using this technology the company has supplied waistbands for more than 30 million pairs of Docker(R) pants.

For more information, visit www.talonzippers.com

ABOUT TALON INTERNATIONAL, INC.
Talon International, Inc. ("Talon") is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers. Talon manufactures and distributes zippers and other fasteners under its Talon(R) brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waist-bands under its trademark names, Talon, Tag-It and TekFit, to more than 60 apparel brands and manufacturers including Levi Strauss & Co., Juicy Couture, Ralph Lauren, Victoria's Secret, Target Stores, Wal-Mart, and Express. The company has offices and facilities in the United States, Hong Kong, China, India and the Dominican Republic and is expanding into Eastern Europe, Indonesia and Vietnam.

FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, competition and capital requirements. These and other risks are more fully described in the company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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COMPANY CONTACT
Talon International, Inc.
Rayna Long, 818-444-4128
rlong@talonzippers.com
www.talonzippers.com

INVESTOR RELATIONS
Liolios Group, Inc.
Scott Kitcher, 949-574-3860
skitch@liolios.com
info@liolios.com



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